UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

METALS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40685	98-1589041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Century House, Ground Floor Cricket Square, P.O. Box 2238 Grand Cayman KY1-1107, Cayman Islands
(Address of principal executive offices, including zip code)

 Registrant’s telephone number, including area code: (817) 698-9901

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	MTAL.U	New York Stock Exchange LLC
Class A ordinary shares included as part of the units	MTAL	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MTAL WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On February 13, 2023, the Audit Committee (the “Committee”) of the Board of Directors of Metals Acquisition Corp (the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of February 13, 2023.

The reports of Marcum on the Company’s balance sheet as of December 31, 2021, including the restatement of the Company's balance sheet as of August 2, 2021 included in Note 2 to the Company's unaudited financial statements filed in its Quarterly Report on Form 10-Q for the period ended September 30, 2021, and the period from March 11, 2021 (date of inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles except for an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the period from March 11, 2021 (date of inception) through December 31, 2021, the year ended December 31, 2021 and the subsequent interim period through September 30, 2022, there were no disagreements with Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, other than a previously disclosed material weakness in the Company’s internal control over financial reporting identified by the Company.

(b) Newly Appointed Independent Registered Public Accountant

On February 13, 2023, the Committee approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. Following the completion of the Company’s initial business combination, it is expected that EY will continue to serve as the independent registered public accounting firm of the surviving company, Metals Acquisition Limited.

During the period from March 11, 2021 (inception) to the date the Committee approved the engagement of EY as the Company’s independent registered public accounting firm, the Company did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated February 17, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
16.1	Letter from Marcum LLP dated February 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metals Acquisition Corp.

Date: February 17, 2023	By:	/s/ Michael James McMullen
Name: Michael James McMullen
Title: Chief Executive Officer